UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2005

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Philadelphia, PA 19103-7583

(Address of principal executive offices) (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 23, 2005, Sunoco, Inc. (the “Company”) issued a press release announcing that it had been assessed after-tax damages of approximately $40 million, pursuant to an arbitral decision concerning prices charged to Honeywell International, Inc., during the period from July 2003 through December 2004, under a phenol supply agreement. These damages will be reflected as a charge against the Company’s third quarter 2005 earnings. The Company intends to contest the decision.

The award also includes additional damages for the period from January 1, 2005 through April 30, 2005, which have been suspended pending the outcome of a challenge Sunoco has brought in federal district court. Contract pricing for the post-January 1, 2005 period will be the subject of a second arbitration, scheduled to begin in the second quarter of 2006, before a different arbitrator.

A copy of Sunoco’s press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated September 23, 2005.

Safe Harbor Statement

Statements contained in the exhibits to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC

By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller

September 26, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
Exhibit 99.1	Press Release, dated September 23, 2005.